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                                                                  EXHIBIT 10.5.1

                             EMPLOYMENT AGREEMENT
                             --------------------


          AGREEMENT made as of the 30th day of April, 2000 by and between Lighthouse Landings Inc., a New Jersey corporation with offices at 195 Fairfield Avenue, Suite 3C, West Caldwell, New Jersey 07006 (the "Company"), and John Ferreira (the "Employee") residing at 155 President Road, Washington Township, New Jersey 07675.

                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, the Company wishes to assure itself of the services of the Employee, and the Employee wishes to serve in the employ of the Company, upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.   Employment Term.
               ---------------

               1.1 The Company agrees to employ the Employee, and the Employee agrees to serve in the employ of the Company, for the term set forth in Section 1.2, in the position and with the responsibilities, duties and authority set forth in Section 2 and on the other terms and conditions set forth in this Agreement.

               1.2 The term of the Employee's employment under this Agreement shall be for the period commencing May 1, 2000 and continuing through April 30, 2001, unless sooner terminated in accordance with this Agreement. The term of the Employee's employment shall be automatically extended for a period of one
(1) year on the first and second anniversary dates of the commencement date of the Employee's employment, respectively, unless Employee provides ninety (90) days written notice of termination, or unless sooner terminated in accordance with this Agreement.

          2.   Position, Duties.  The Employee shall serve the Company as the
               ----------------
Chief Financial Officer of the Company. The Employee shall report to, and shall have such duties and responsibilities as shall be reasonably assigned to the Employee, by the President of the Company which duties and responsibilities shall include:
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          Maximize the return on financial assets by establishing
          financial policies, procedures, controls and reporting systems; ensure legal and regulatory compliance for all accounting and financial reporting functions; oversee cost and general accounting, accounts receivable/collection and payroll and risk management; provide leadership and direction of the organization's financial operations, including strategic planning, analysis, reporting, and collections; all aspects of Company finance including planning, budgeting, monitoring and all reporting in guiding management to stated objectives; plan capital structure, direct treasury functions and manage audit & compliance programs; develop and implement information and financial system strategies and objectives to meet company needs.

The Employee shall perform his duties and responsibilities hereunder faithfully and diligently. The Employee shall devote such time and attention as is required for the performance of his duties and responsibilities hereunder. The Employee hereby represents that he is not bound by any confidentiality agreements or restrictive covenants with anyone other then the Company which restrict or may restrict his ability to perform his duties hereunder, and agrees that he will not enter into any such agreements or covenants during the term of his employment hereunder, except such restrictive covenants or confidentiality agreements which are required by the Company. The Employee shall be based at the offices of the Company for the duration of the term of this Agreement.

     3.   Compensation.
          ------------

          3.1  Base Salary.  In consideration of the performance by the Employee
               -----------
of the services set forth in Section 2 and his observance of the other covenants set forth herein, the Company shall pay the Employee, and the Employee shall accept, a base salary at the rate of One Hundred Thousand Dollars ($100,000.00) per annum, payable in accordance with the standard payroll practices of the Company, for the period commencing May 1, 2000 through December 31, 2000. Commencing January 1, 2001, the Company shall pay the Employee, and the Employee shall accept, a base salary at the rate of One Hundred Twenty-Five Thousand Dollars ($125,000.00) per annum, payable in accordance with the standard payroll practices of the Company.

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          3.2  Bonus/Relocation.  The Company shall pay the Employee, and the
               ----------------
Employee shall accept, upon the commencement of Employee's employment under the Agreement, a combined signing bonus and relocation payment in the amount of Five Thousand Dollars ($5,000.00).

          3.3  Options.  The Company shall issue four stock options to Employee,
               -------
as follows:
               (1)  Stock Option #1.  The Company shall issue Stock Option #1 on
                    ---------------
November 1, 2000, permitting the Employee to purchase 50,000 shares of the Company's stock within a three year period from the date of issuance, at $4.00 per share.

               (2)  Stock Option #2.  The Company shall issue Stock Option #2
                    ---------------
upon the first anniversary of the commencement of Employee's employment under the Agreement, permitting Employee to purchase 50,000 shares of the Company's stock within a three year period from the date of issuance, at $4.00 per share.

               (3)  Stock Option #3.  The Company shall issue Stock Option #3
                    ---------------
upon the second anniversary of the commencement of Employee's employment under the Agreement, permitting Employee to purchase 100,000 shares of the Company's stock within a three year period from the date of issuance, at $6.00 per share.

               (4)  Stock Option #4.  The Company shall issue Stock Option #4
                    ---------------
upon the third anniversary of the commencement of Employee's employment under the Agreement, permitting Employee to purchase 100,000 shares of the Company's stock within a three year period from the date of issuance, at $7.00 per share.

     All options granted hereunder shall be exercisable immediately upon a Change of Control of the Company which shall be deemed to have occurred upon either (A) two or more of the presently existing Board members of the Company being replaced as Directors, or (B) the membership of the Board being increased to a number such that the presently existing Board members no longer represent a majority of the membership of the Board of Directors.

          3.4  Annual Review.  The Employee shall receive an annual review from
               -------------
the President of the Company. The Employee shall be eligible to receive merit increases in salary and/or an annual bonus, based upon achievement of individual and Company performance goals as

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established by the Board of Directors in its sole discretion and in amounts and at such times as shall be determined by the Board of Directors of the Company in its sole discretion.

     4.   Expense Reimbursement.  During the term of the Employee's employment
          ---------------------
by the Company pursuant to this Agreement, consistent with the Company's policies and procedures as may be in effect from time to time, the Company shall reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder, upon the presentation of proper accounts therefore in accordance with the Company's policies. Employee shall be entitled to a $625.00 per month automobile allowance and a gas charge card.

     5.   Other Benefits.  For the period commencing May 1, 2000 through
          --------------
December 31, 2000, Employee shall be entitled to seven (7) business days paid vacation time. Commencing January 1, 2001 through December 31, 2001, Employee shall be entitled to receive fifteen (15) business days paid vacation time. Commencing January 1, 2002, Employee shall be entitled to receive twenty (20) business days paid vacation time per annum. During the term of the Employee's employment by the Company, Employee shall be entitled to receive such other benefits as are from time to time made available to Officers by the Board of Directors. In addition, the Employee shall be entitled to receive (1) a term life insurance policy on the life of the Employee in an amount equal to one and one-half times Employee's annual base salary, and (2) disability insurance with a 90 day waiting or elimination period.

     Employee shall be covered under the Company's group health insurance plan as soon as is administratively feasible. For the period commencing May 1, 2000 and continuing until such time as Employee is effectively covered under the Company's group health insurance plan, Employee shall be reimbursed by the Company for the cost of Employee's personal monthly health care insurance premiums, not to exceed the amount of $753.00.

     6.   Termination of Employment.
          -------------------------

          6.1  Death.  In the event of the death of the Employee during the term
               -----
of this Agreement, the Company shall pay to the estate or other legal representative of the Employee the salary provided for in Section 3.1 (at the annual rate then in effect) accrued to that date which is three

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months after the Employee's date of death and not theretofore paid, and the estate or other legal representative of the Employee shall have no further rights under this Agreement.

          6.2  Disability.  If the Employee shall become incapacitated by reason
               ----------
of sickness, accident or other physical or mental disability and shall for a period of ninety (90) consecutive days be unable to perform his normal duties hereunder, with or without reasonable accommodation, the employment of the Employee hereunder may be terminated by the Company upon thirty (30) days' prior written notice to the Employee. Promptly after such termination, the Company shall pay to the Employee the salary provided for in Section 3.1 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10.

          6.3  Due Cause.  The employment of the Employee hereunder may be
               ---------
terminated by the Company at any time during the term of this Agreement for Due Cause (as hereinafter defined). In the event of such termination, the Company shall pay to the Employee the salary provided for in Section 3.1 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid to the Employee, and, after the satisfaction of any claim of the Company against the Employee arising as a direct and proximate result of such Due Cause, neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10. For purposes hereof, "Due Cause shall mean (a) a material breach of any of the Employee's obligations hereunder (it being understood that any breach of the provisions of Sections 2, 7, 8 or 9 hereof shall be considered material); (b) the habitual abuse of alcohol or unprescribed drugs by the Employee to an extent that such use interferes with the performance by the Employee of his responsibilities hereunder; or (c) that the Employee, in carrying out his duties hereunder, has been guilty of gross mismanagement resulting in material harm to any member of the Company Group (as hereinafter defined); or (d) that the Employee has been convicted of, or entered a plea of nolo contendere to, (I) a
                                                     ---- ----------
felony or (ii) any lesser crime or offense involving moral turpitude. In the event of an occurrence under this Section 6.3, the Employee shall be given written notice by the Company that it intends to terminate the Employee's employment for Due Cause under this Section, which written notice shall specify the act or acts upon the basis of which

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the Company intends so to terminate the Employee's employment. If the basis for such written notice is an act or acts described in clause (a) or (b) above (and not involving moral turpitude), the Employee shall be given twenty (20) days with respect to an act or acts described in clause (a) and sixty (60) days with respect to an act or acts described in clause (b) to cease or correct the performance (or nonperformance) giving rise to such written notice and, upon failure of the Employee within such twenty (20) days or sixty (60) days, as applicable, to cease or correct such performance (or nonperformance), the Employees employment by the Company shall automatically be terminated hereunder for Due Cause.

          6.4  Other Termination by the Company.  The Company may terminate the
               --------------------------------
Employee's employment prior to the expiration of the term of this Agreement for whatever reason it deems appropriate; provided, however, that in the even that such termination is not pursuant to Sections 6.1, 6.2 or 6.3, the Company shall pay to the Employee in a lump sum one times his annual salary provided for in
Section 3.1 (at the annual rate then in effect). Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10.

          6.5  Termination by the Employee by Resignation.  This Agreement may
               ------------------------------------------
be terminated by the Employee, at any time upon 60 days prior written notice (the "Resignation Notice") to the Company, upon the occurrence of a change in the Employee's responsibilities which represents a material adverse change from his responsibilities as described in Section 2, and which is not cured within 30 days of the Resignation Notice.

     Upon any such termination in accordance with this Section 6.5, the Company shall continue to pay to the Employee (or his estate or other legal representative in the case of the death of the Employee subsequent to such termination), in the same periodic installments as his annual salary was paid, the salary provided for in Section 3.1 (at the annual rate then in effect) for a period of six months.

          6.6  Intentionally Left Blank.
               ------------------------

          6.7  Rights to Benefits.  Upon termination of employment under any
               ------------------
provision contained in this Section 6, rights and benefits of the Employee, his estate or other legal

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representative under the employee benefit plans and programs of the Company, if any, will be determined in accordance with the terms and provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10.

     7.   Confidential Information.
          ------------------------

          7.1 (a) The Employee shall, during the Employee's employment with the Company and at all times thereafter, treat all confidential material (as hereinafter defined) of the Company or any of the Company's subsidiaries, affiliates or parent entities (the Company and the Company's subsidiaries, affiliates and parent entities being hereinafter collectively referred to as the "Company Group") confidentially. The Employee shall not, without the prior written consent of the Board of Directors of the Company, disclose such confidential material, directly or indirectly, to any party, who at the time of such disclosure is not an employee or agent of any member of the Company Group, or remove from the Company's premises any notes or records relating thereto, copies or facsimiles thereof (whether made by electronic, electrical, magnetic, optical, laser, acoustic or other means), or any other property of any member of the Company Group. The Employee agrees that all confidential material, together with all notes and records of the Employee relating thereto, and all copies or facsimiles thereof in the possession of the Employee (whether made by the foregoing or other means) are the exclusive property of the Company.

               (b) For the purposes hereof, the term "confidential material" shall mean all information in any way concerning the activities, business or affairs of any member of the Company Group or any of the customers of any member of the Company Group, including, without limitation, information concerning trade secrets, together with all sales and financial information concerning any member of the Company Group and any and all information concerning projects in research and development or marketing plans for any products or projects of the Company Group, and all information concerning the practices and customers of any member of the Company Group; provided, however, that the term "confidential material" shall not include information which becomes generally available to the public other than as a result of a disclosure by the Employee.

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          7.2  Promptly upon the request of the Company, the Employee shall deliver to the Company all confidential material relating to any member of the Company Group in the possession of the Employee without retaining a copy thereof, unless, in the written opinion of counsel for the Company delivered to the Employee, either returning such confidential material or failing to retain a copy thereof would violate any applicable Federal, state, local or foreign law, in which event such confidential material shall be returned without retaining any copies thereof as soon as practicable after such counsel advises in writing to the Employee that the same may be lawfully done.

          7.3 In the event that the Employee is required, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, to disclose any confidential material relating to any member of the Company Group, the Employee shall provide the Company with prompt notice thereof so that the Company may seek an appropriate protective order and/or waive compliance by the Employee with the provisions hereof.

     8.   Intentionally Left Blank.
          ------------------------

     9.   Intellectual Property.
          ---------------------

          9.1 Any and all intellectual property, inventions or software made, developed or created by the Employee (a) during the term of this Agreement or
(b) within a period of one year after the termination of the Employee's employment with the Company or any other member of the Company Group, which reasonably relate to the business of the Company or any other member of the Company Group or which reasonably relate to any business conducted by the Company during the term of the Employee's employment by the Company (each, an "Invention"), whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular working hours of work or otherwise, shall be promptly and fully disclosed by the Employee to the Board of Directors of the Company and shall be the Company's exclusive property as against the Employee, and the Employee shall promptly deliver to the Board of Directors all papers, drawings, models, data and other material relating to any Invention made, developed or created by him as aforesaid. In addition, the Employee covenants and agrees to disclose to the Board of Directors any Invention developed or created by the Employee during the term of this Agreement,

                                      -8-
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whether or not such Invention relates to the business being conducted by the
Company or any other member of the Company Group at the time of development or creation of such Invention.

          9.2 The Employee hereby expressly acknowledges and agrees that any Invention developed or created by the Employee during the term of this Agreement which reasonably relates to the business of the Company or any other member of the Company Group or which reasonably relates to the business conducted by the Company during the Employee's employment by the Company shall be considered "works made for hire" within the meaning of the Copyright Act of 1976, as amended (17 U.S.C. (S) 101). Each such invention as well as all copies of such Invention in whatever medium fixed or embodied, shall be owned exclusively by the Company as of the date of creation.

          9.3 The Employee shall, upon the Company's request and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents or copyrights of the Company with respect to such Invention as are to be in the Company's exclusive property as against the Employee under this Section 9 or to vest in the Company title to such inventions as against the Employee, the expense of securing any such patent or copyright, to be borne by the Company. In addition, the Employee agrees not to file any patent, copyright or trademark applications related to such Invention.

     10.  Equitable Relief.  In the event of a breach or threatened breach by
          ----------------
the Employee of any of the provisions of Sections 7, 8 or 9 of this Agreement, the Employee hereby consents and agrees that the Company shall be entitled to pre-judgment injunctive relief or similar equitable relief restraining the Employee from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the Employee under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. The parties hereto hereby consent to the jurisdiction of the federal courts located in New Jersey and the state courts located in such District for any proceedings under this
Section 10. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have.

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     11.  Successors and Assigns.
          ----------------------

          11.1  Assignment by the Company.  The Company may assign this
                -------------------------
Agreement to any member of the Company Group or to any entity which acquires substantially all the assets and business of the Company, and the Employee hereby consents to such assignment.

          11.2  Assignment by the Employee.  The Employee may not assign this
                --------------------------
Agreement or any part hereof without the prior written consent of the Board of Directors of the Company.

     12.  Governing Law.  This Agreement shall be deemed a contract made under,
          -------------
and for all purposes shall be construed in accordance with, the laws of New Jersey or such other State in which the Employee's principal business office is located if his principal business office no longer is in New Jersey applicable to contracts to be performed entirely within such State.

     13.  Entire Agreement.  This Agreement contains all the understandings and
          ----------------
representations between the parties hereto pertaining to the subject matter hereof and supersede all undertakings and agreements, whether oral or in writing, if there be any, previously entered into by them with respect thereto; provided, however, that Section 8 shall not serve as a limitation of the terms of-any other non-competition agreement between the Employee and any member of the Company Group.

     14.  Modification and Amendment; Waiver.  The provisions of this Agreement
          ----------------------------------
may be modified, amended or waived, but only upon the written consent of the party against whom enforcement of such modification, amendment or waiver is sought and then such modification, amendment or waiver shall be effective only to the extent set forth in such writing. No delay or failure on the part of any party hereto in exercising any right, power or remedy hereunder shall effect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.

     15.  Notices.  All notices, requests or instructions hereunder shall be in
          -------
writing and delivered personally, sent by telecopier or sent by registered or certified mail, postage prepaid, as follows:

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     If to the Company:   To the address set forth above.
     Attention: Chief Executive Officer
     Telecopy No.  (973) 618-
     Telephone No. (973) 618-

     If to the Employee:

     John Ferreira
     155 President Road
     Washington Township, NJ 07675

Either of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered or telecopied, and two business days after the date of mailing, if mailed.

     16.  Arbitration.  Any controversy or claim arising out of or relating to
          -----------
this Agreement, or any breach hereof, shall, except as provided in Section 10 hereof, be settled by arbitration in accordance with the rules of the American Arbitration Association for a single arbitrator then in effect and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in the Newark, New Jersey area.

     17.  Expenses.  Each of the parties hereto shall bear his or its own costs
          --------
and expenses, including attorneys fees and disbursements, incurred in connection with this Agreement and the transactions contemplated hereby.

     18.  Titles.  Titles of the sections of this Agreement are intended solely
          ------
for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

     19.  Severability.  Should any provision of this Agreement be held by a
          ------------
court of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court is expressly authorized to

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modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

     20.  Survivorship.  The respective rights and obligations of the parties
          ------------
hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                              LIGHTHOUSE LANDINGS, INC., Employer


                              By: /s/ Anthony Colasanti
                                 --------------------------------
                                 Name:
                                 Title:

                              /s/ John Ferreira
                              -----------------------------------
                              John Ferreira, Employee

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